Exhibit 99.2

SOUNDHOUND AI, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$211,744	$95,260
Accounts receivable, net of allowances of $234 and $203 as of March 31, 2024 and December 31, 2023, respectively	6,849	4,050
Contract assets and unbilled receivable, net of allowance for credit losses of $101 and $17 of March 31, 2024 and December 31, 2023, respectively	12,104	11,780
Other current assets	3,340	2,452
Total current assets	234,037	113,542
Restricted cash equivalents, non-current	14,356	13,775
Right-of-use assets	4,546	5,210
Property and equipment, net	1,348	1,515
Goodwill	5,760	—
Intangible assets, net	11,580	—
Deferred tax asset	10	11
Contract assets and unbilled receivable, non-current, net of allowance for credit losses of $176 and $177 of March 31, 2024 and December 31, 2023, respectively	15,106	16,492
Other non-current assets	686	577
Total assets	$287,429	$151,122

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,997	$1,653
Accrued liabilities	15,341	13,884
Operating lease liabilities	2,791	2,637
Finance lease liabilities	93	121
Income tax liability	1,630	1,618
Deferred revenue	3,631	4,310
Total current liabilities	26,483	24,223
Operating lease liabilities, net of current portion	2,065	3,089
Deferred revenue, net of current portion	4,087	4,910
Long-term debt	85,543	84,312
Contingent acquisition liabilities (Note 17)	6,819	—
Income tax liability, net of current portion	2,315	2,453
Other non-current liabilities	4,638	3,967
Total liabilities	131,950	122,954
Commitments and contingencies (Note 7)

Stockholders’ equity:
Series A Preferred Stock, $0.0001 par value; 1,000,000 shares authorized; 70,241 and 475,005 shares issued and outstanding, aggregate liquidation preference of $2,481 and $16,227 as of March 31, 2024 and December 31, 2023, respectively	2,097	14,187
Class A Common Stock, $0.0001 par value; 455,000,000 shares authorized; 288,822,818 and 216,943,349 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	29	22
Class B Common Stock, $0.0001 par value; 44,000,000 shares authorized; 32,735,408 and 37,485,408 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	3	4
Additional paid-in capital	778,503	606,135
Accumulated deficit	(625,388)	(592,379)
Accumulated other comprehensive income	235	199
Total stockholders’ equity	155,479	28,168
Total liabilities and stockholders’ equity	$287,429	$151,122

SOUNDHOUND AI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues	$11,594	$6,707
Operating expenses:
Cost of revenues	4,669	1,976
Sales and marketing	5,542	4,875
Research and development	14,878	14,184
General and administrative	10,267	7,290
Change in fair value of contingent acquisition liabilities	4,162	—
Amortization of intangible assets	605	—
Restructuring	—	3,585
Total operating expenses	40,123	31,910
Loss from operations	(28,529)	(25,203)

Other expense, net:
Interest expense	(5,664)	(1,096)
Other income (expense), net	1,479	(802)
Total other expense, net	(4,185)	(1,898)
Loss before provision for income taxes	(32,714)	(27,101)
Provision for income taxes	295	329
Net loss	(33,009)	(27,430)
Cumulative dividends attributable to Series A Preferred Stock	(343)	(682)
Net loss attributable to SoundHound common shareholders	$(33,352)	$(28,112)

Other comprehensive income:
Unrealized gains on investments	36	—
Comprehensive loss	$(32,973)	$(27,430)

Net loss per share:
Basic and diluted	$(0.12)	$(0.14)

Weighted-average common shares outstanding:
Basic and diluted	286,596,559	205,082,328

SOUNDHOUND AI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows used in operating activities:
Net loss	$(33,009)	$(27,430)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,470	708
Stock-based compensation	6,979	8,249
Loss on change in fair value of ELOC program	—	571
Amortization of debt issuance cost	1,231	16
Non-cash lease amortization	743	894
Foreign currency gain/loss from remeasurement	(55)	—
Change in fair value of contingent acquisition liabilities	4,162	—
Deferred income taxes	(281)	—
Other, net	45	—
Changes in operating assets and liabilities:
Accounts receivable, net	(1,248)	754
Other current assets	(533)	653
Contract assets	939	126
Other non-current assets	93	186
Accounts payable	905	(256)
Accrued liabilities	(673)	4,556
Operating lease liabilities	(888)	(963)
Deferred revenue	(1,606)	(2,603)
Other non-current liabilities	(222)	(1)
Net cash used in operating activities	(21,948)	(14,540)

Cash flows used in investing activities:
Purchases of property and equipment	(99)	(15)
Acquisition of SYNQ3, net of cash acquired	(3,689)	—
Net cash used in investing activities	(3,788)	(15)

Cash flows provided by financing activities:
Proceeds from the issuance of Series A Preferred Stock, net of issuance costs	—	24,942
Proceeds from sales of Class A common stock under the ELOC program, net of issuance costs	—	28,683
Proceeds from sales of Class A common stock under the Sales Agreement	137,274	—
Proceeds from the issuance of Class A common stock upon exercise of options	8,887	2,425
Payment of financing costs associated with ELOC Program	—	(250)
Payment of financing costs associated with the Sales Agreement	(3,435)	—
Payments on notes payable	—	(4,120)
Payments on finance leases	(28)	(39)
Net cash provided by financing activities	142,698	51,641
Effects of exchange rate changes on cash	103	—
Net change in cash, cash equivalents, and restricted cash equivalents	117,065	37,086
Cash, cash equivalents, and restricted cash equivalents, beginning of period	109,035	9,475
Cash, cash equivalents, and restricted cash equivalents, end of period	$226,100	$46,561

SOUNDHOUND AI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – Continued

(In thousands)

(Unaudited)

Reconciliation to amounts on the condensed consolidated balance sheets:
Cash and cash equivalents	$211,744	$46,331
Non-current portion of restricted cash equivalents	$14,356	$230
Total cash, cash equivalents, and restricted cash equivalents shown in the condensed consolidated statements of cash flows	$226,100	$46,561

Supplemental disclosures of cash flow information:
Cash paid for interest	$3,539	$1,074
Cash paid for income taxes	$727	$550

Noncash investing and financing activities:
Conversion of Series A Preferred Stock to Class A common stock	$12,090	$—
Issuance of Class A Common Stock to settle commitment shares related to the ELOC program	$—	$915
Unpaid issuance costs in connection with the ELOC program	$—	$437
Deferred offering costs reclassified to additional paid-in capital	$—	$323
Property and equipment acquired under finance leases or debt	$83	$—
Fair value of Class A Common Stock issued for business combination	$10,295	$—
Fair value of deferred consideration	$143	$—
Fair value of contingent holdback consideration	$981	$—
Fair value of contingent earnout consideration	$1,676	$—
Unpaid deferred offering cost	$200	$—

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